Exhibit 10.7

FORM OF

SMURFIT WESTROCK PLC

2024 LONG-TERM INCENTIVE PLAN

SECTION 1.
PURPOSE

The Company has adopted the Plan (which is discretionary in nature) upon approval of the Compensation Committee of the Board to promote the interest of the Company by authorizing the Committee to grant Awards to Eligible Individuals in order to (1) attract, retain and motivate Eligible Individuals, (2) provide an additional incentive to each Eligible Individual to work to increase the value of Ordinary Shares, and (3) provide each Eligible Individual with a stake in the future of the Company that corresponds to the stake of each of the Company’s shareholders.

SECTION 2.
DEFINITIONS

For the purposes of the Plan, the following terms shall have the following meanings:

2.1            Affiliate - means any entity controlled by, controlling or under common control with the Company.

2.2            Applicable Law - means the requirements relating to the administration of the Plan and the Awards granted hereunder under any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental body (including under the authority of any applicable self- regulating organization such as the New York Stock Exchange).

2.3            Award - means an award granted under the Plan in the form of an RSU Award, PSU Award, Stock Award, Cash Bonus Incentive, Option or Stock Appreciation Right.

2.4            Award Agreement - means an agreement (whether in written or electronic form) that sets forth the terms and conditions of an Award granted under the Plan.

2.5            Board - means the Board of Directors of the Company.

2.6            Cash Bonus Incentive - means an award granted under Section 9 that represents the right to receive a cash payment, which may be subject to time-based and/or performance-based vesting conditions.

2.7            Change in Control - unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company, means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)            an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding ordinary shares of the Company (the “Outstanding Company Ordinary Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (c) of this Section 2.7;

(b)            a change in the composition of the Board such that the individuals who, as of the Effective Time, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Time whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board;

(c)            the consummation of a reorganization, merger, examinership, statutory share exchange (including a scheme of arrangement) or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding ordinary shares (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Ordinary Shares and the Outstanding Company Voting Securities, as the case may be; (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding ordinary shares (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)            the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any other provision of the Plan or any Award Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, to the extent required to avoid the application of penalties under Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, this paragraph shall have no bearing on whether an Award vests pursuant to the terms of the Plan or the applicable Award Agreement.

2.8            Code - means the U.S. Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

2.9            Committee - means the Compensation Committee of the Board or a committee of the Board otherwise named but performing similar functions, including a subcommittee thereof; provided that the Board may take any action designated as a Committee action hereunder.

2.10            Companies Act - means the Irish Companies Act 2014, as amended from time to time.

2.11            Company - means Smurfit WestRock plc, an Irish public limited company with registration number 607515 having its registered office at Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland, and any successor thereto.

2.12            Constitution - means the Company’s memorandum and articles of association, as amended from time to time.

2.13            Disaffiliation - means an Affiliate ceasing to be an Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Affiliate) or a sale of a division of the Company and its Affiliates.

2.14            Effective Time - has the meaning set forth in Section 4.

2.15            Eligible Consultant - means any individual who serves as a non-employee consultant or other independent contractor to the Company or any Affiliate, other than an Eligible Director.

2.16            Eligible Director - means any member of the Board who is not an employee of the Company or an Affiliate of the Company.

2.17            Eligible Employee - means an employee of the Company or any Affiliate.

2.18            Eligible Individual - means an Eligible Employee, an Eligible Director or an Eligible Consultant.

2.19            Exchange Act - means the U.S. Securities Exchange Act of 1934, as amended from time to time.

2.20            Fair Market Value - means, as of any date on which the fair market value of an Ordinary Share is to be determined, either (a) the closing price on such date for an Ordinary Share as reported on the New York Stock Exchange or other national or international exchange on which the Ordinary Shares are then traded as determined by the Committee, or (b) if no such closing price is available on such date, such closing price for the immediately preceding business day, or (c) if no such closing price or if no such price quotation is available, the price that the Committee acting in good faith determines through any reasonable valuation method that an Ordinary Share might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.21            ISO - means an Option granted under the Plan to purchase Ordinary Shares that is intended to satisfy the requirements of an “incentive stock option” under Section 422 of the Code or any successor provision.

2.22            Non-ISO - means an Option granted under the Plan to purchase Ordinary Shares that is not intended to satisfy the requirements of Section 422 of the Code or any successor provision.

2.23            Officer - means a person who is an officer of the Company within the meaning of Rule 3b-7 under the Exchange Act and/or within the meaning of the Companies Act.

2.24            Option - means an ISO or a Non-ISO that is granted under Section 7.

2.25            Option Price - means the price that shall be paid to purchase one Ordinary Share upon the exercise of an Option granted under the Plan.

2.26            Ordinary Share - means an ordinary share of $0.001 each (nominal value) in the capital of the Company.

2.27            Participant - means an Eligible Individual who has been granted an Award under the Plan or has been approved for the grant of an Award under the Plan.

2.28            Plan - means this Smurfit WestRock plc 2024 Long-Term Incentive Plan, as amended from time to time.

2.29            PSU Award - means an award granted under Section 9 that (a) represents the right to receive, after the date of grant, the number of Ordinary Shares subject to such award or a payment in cash based on the Fair Market Value of such Ordinary Shares and (b) is subject to both performance-based and service-based vesting conditions.

2.30            RSU Award - means an award granted under Section 9 that (a) represents the right to receive, after the date of grant, the number of Ordinary Shares subject to such award or a payment in cash based on the Fair Market Value of such Ordinary Shares and (b) is subject solely to service-based vesting conditions.

2.31            SAR Value - means the value assigned by the Committee to an Ordinary Share in connection with the grant of a Stock Appreciation Right under Section 8.

2.32            Securities Act - means the U.S. Securities Act of 1933, as amended from time to time.

2.33            Stock Appreciation Right - means a right that is granted under Section 8 to receive a payment equal to the appreciation in value of an Ordinary Share over the SAR Value.

2.34            Stock Award - means an Award of Ordinary Shares granted under Section 9 that results in the issuance on the date of grant of the number of Ordinary Shares subject to such Award, which may be subject to performance-based and/or service-based vesting conditions.

2.35            Subsidiary - means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

2.36            Substitute Awards - means Awards granted or Ordinary Shares issued by the Company in assumption of, or in substitution, replacement or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or an Affiliate (or ultimate parent of such company) or with which the Company or an Affiliate combines.

2.37            Ten Percent Shareholder - means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of shares of either the Company or any Affiliate.

2.38            Transfer - means, as the context may require, (a) any sale, assignment, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose), hypothecation, mortgage, encumbrance or other disposition, whether by contract, gift, will, intestate succession, operation of law or otherwise, of all or any part of an Award or Ordinary Shares issued thereunder, as applicable and (b) any verb equivalent of the foregoing.

SECTION 3.
ORDINARY SHARES AND GRANT LIMITS

3.1            Authorized Number of Ordinary Shares. Subject to adjustment from time to time as provided in Section 13, the number of Ordinary Shares available for issuance under the Plan will be 26,000,000 Ordinary Shares.

3.2            Source of Ordinary Shares.

(a)            The Ordinary Shares described in Section 3.1 shall be drawn, to the extent that the Company deems appropriate, from authorized but unissued Ordinary Shares or from Ordinary Shares redeemed by the Company and held as treasury.

(b)            All Ordinary Shares described in Section 3.1 shall remain available for issuance under the Plan until issued pursuant to an Award, and any Ordinary Shares that are covered by an Award that is forfeited, cancelled, expired, or for which cash is paid out on settlement rather than Ordinary Shares, thereafter shall again become available for issuance under the Plan. If the Option Price under an Option is paid in whole or in part in Ordinary Shares, if Ordinary Shares are, subject to Applicable Law, tendered to or withheld by the Company in satisfaction of any condition to an Award, or if Ordinary Shares are, subject to Applicable Law, tendered to or withheld by the Company to satisfy any tax withholding, such Ordinary Shares thereafter shall not become available for future grants under the Plan.

3.3            Use of Proceeds. The proceeds that the Company receives from the sale of any Ordinary Shares under the Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4            Applicable Limits. No Eligible Director shall be granted Awards under the Plan, and/or paid a cash retainer or any other compensation in any calendar year under the Plan or any other arrangement with the Company for service in his or her capacity as an Eligible Director, having an aggregate value, based on Fair Market Value on the grant date where applicable, that exceeds $750,000. For clarity, if an Eligible Director becomes an Eligible Employee during a calendar year, the foregoing limitation shall not apply for such calendar year or any subsequent year while such individual serves as an Eligible Employee. The number of Ordinary Shares issuable under ISOs shall not exceed the number of shares set forth in Section 3.1.

3.5            Substitute Awards. Substitute Awards shall not reduce the Ordinary Shares authorized for grant under the Plan or authorized for grant to an Eligible Individual in any period. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of the shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Ordinary Shares authorized for delivery under the Plan; provided that Awards using such available Ordinary Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, Officers, or members of the board of directors of the Company or any of its Subsidiaries, or consultants or other persons providing services to the Company or any Subsidiary, prior to such acquisition or combination.

3.6            Nominal Value Requirement. Notwithstanding any other provision of the Plan or the terms of any Award Agreement or Award made thereunder, no Ordinary Share shall be allotted or issued pursuant to the grant, exercise or vesting of an Award (including under any cashless settlement provisions of the Plan or any Award Agreement), unless such Ordinary Share is fully paid-up on issuance, in cash or for other good consideration, to at least its nominal value and in a manner which does not contravene Sections 82 and 1043 of the Companies Act or any other provision of the Companies Act, and all Awards shall be deemed to incorporate such a term.

3.7            Net Settlement Requirement. Notwithstanding any other provision of the Plan or the terms of any Award Agreement or Award made thereunder, no Ordinary Share may be allotted or issued pursuant to the grant, exercise, vesting or settlement of an Award on a “net settlement basis”, unless such Ordinary Share is fully paid up, in cash, on issuance to at least its nominal value and in a manner which does not contravene Sections 82 and 1043 of the Companies Act, referred to above, or any other provisions of the Companies Act, and all Awards shall be deemed to incorporate such a term. A “net settlement” provision is one that entitles a holder of an Award to surrender its right to be issued Ordinary Shares (and to receive a lesser number of Ordinary Shares), on an elective or mandatory basis, upon an Award’s grant, exercise, vesting or settlement in, or purportedly in, full, or partial, satisfaction of the applicable withholding taxes and/or, in the case of an Award in the form of an Option, the relevant exercise price of the Option. For the avoidance of doubt, in such circumstances, the nominal value of the reduced number of Ordinary Shares to be issued must, in all circumstances, be paid-up in cash, and the issuance of such Ordinary Shares shall take effect as an issue of Ordinary Shares for cash paid-up to their nominal value.

3.8            Right to Repurchase. To the extent any Award granted by the Company contains a contractual right on the part of the Company to repurchase Ordinary Shares, such right shall, for all purposes of the Companies Act, constitute a right to redeem the Ordinary Shares (and any relevant Ordinary Shares which are issued subject to such a redemption right shall be issued as redeemable Ordinary Shares without further action on the part of the Board, any committee or any delegate of the Board).

3.9            Repurchase of Shares for Value. No Ordinary Shares may be acquired, whether by way of redemption or purchase, by the Company for valuable consideration other than out of “profits available for distribution” within the meaning of Section 117 of the Companies Act and otherwise in compliance with the relevant provisions of Parts 3 and 17 of the Companies Act. Fully paid-up Ordinary Shares may be surrendered or transferred to the Company otherwise than for valuable consideration as permitted by Section 102 of the Companies Act.

3.10            Fractional Ordinary Shares. No fractional Ordinary Shares shall be issued under the Plan, and, except as otherwise provided in the Plan, the Committee shall determine the manner in which any fractional value of Ordinary Shares is to be treated.

SECTION 4.
EFFECTIVE TIME

The Plan shall become effective immediately prior to completion of the transaction contemplated by the Transaction Agreement, dated as of September 12, 2023, among the Company, Smurfit Kappa Group Plc, WestRock Company, and the other party named therein (the “Effective Time”).

SECTION 5.
COMMITTEE

The Plan shall be administered by the Committee. The Committee acting in its sole and absolute discretion shall exercise such powers and take such action as expressly called for under the Plan and, further, the Committee shall have the power to interpret the Plan and to take such other action in the administration and operation of the Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Individual and on each other person directly or indirectly affected by such action. Furthermore, the Committee, as a condition to making any grant under the Plan to any Participant, shall have the right to require him or her to execute an agreement that makes the Participant subject to non-competition provisions and other restrictive covenants that run in favor of the Company.

Subject to the limitations of the Companies Act and the Constitution and Applicable Law, the Committee may delegate its authority under the Plan to one or more Officers of the Company provided that no Officer may designate himself or herself as an Award recipient under any authority delegated to the Officer.

SECTION 6.
ELIGIBILITY

Any Eligible Individual may be approved by the Committee to receive an Award under the Plan, provided that only an Eligible Employee who is employed by the Company or any Affiliate may be granted ISOs under the Plan. The Committee has the sole and absolute discretion to determine which Eligible Individuals will be granted Awards under the Plan.

SECTION 7.
OPTIONS

7.1            Committee Action. The Committee acting in its sole and absolute discretion shall have the right to grant Options to Participants under the Plan from time to time to purchase Ordinary Shares, but the Committee shall not (subject to Section 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent approval of the Company’s shareholders or to effect a cash buyout of any outstanding Option that has an Option Price per Ordinary Share in excess of the then-Fair Market Value per Ordinary Share. Each grant of an Option to a Participant shall be evidenced by an Award Agreement, and each Award Agreement shall set forth whether the Option is an ISO or a Non-ISO; however, if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

7.2            $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Ordinary Shares subject to the Option that would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this Section 7.2 in accordance with Section 422(d) of the Code, and the Committee shall treat this Section 7.2 as in effect only for those periods for which Section 422(d) of the Code is in effect.

7.3            Option Price. The Option Price for each Ordinary Share subject to an Option shall be no less than the Fair Market Value of an Ordinary Share on the date on which the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each Ordinary Share subject to such ISO shall be no less than 110% of the Fair Market Value of an Ordinary Share on the date such ISO is granted. In no circumstances shall the Option Price per Ordinary Share be less than the Ordinary Share’s nominal value.

7.4            Payment. Subject to any Company insider trading policy (including blackout periods) and Applicable Law, the Option Price shall be payable in full upon the exercise of any Option and, at the sole and absolute discretion of the Committee, an Award Agreement can provide for the payment of the Option Price (a) in cash, (b) by check, (c) in Ordinary Shares that are acceptable to the Committee, (d) through any cashless exercise procedure that is effected by an unrelated broker through a sale of Ordinary Shares in the open market and that is acceptable to the Committee, (e) through any cashless exercise procedure that is acceptable to the Committee, including by having the Company withhold Ordinary Shares that would otherwise be issued, or (f) in any combination of the foregoing forms of payment. Any payment made in Ordinary Shares shall be treated as equal to the Fair Market Value of such Ordinary Shares on the date, as applicable, the certificate for such Ordinary Shares (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee or Ordinary Shares that would otherwise be issued are withheld by the Company. Any method for the payment of the Option Price permitted pursuant to this Section 7.4 may be used for the payment of any withholding requirements.

7.5            Exercise.

(a)            Exercise Period. Each Option granted under the Plan shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Award Agreement shall make an Option exercisable on or after:

(i)            the date that is the 5th anniversary of the date on which the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(ii)            the date that is the 10th anniversary of the date on which the Option is granted, if the Option is (A) a Non-ISO or (B) an ISO that is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(b)            Fractional Ordinary Shares. In no circumstances may an Option be exercised for a fraction of an Ordinary Share.

(c)            Termination of Status as Participant. Subject to Section 7.5(a), an Award Agreement may provide for the exercise of an Option after a Participant’s status as such has terminated for any reason whatsoever, including death or disability.

SECTION 8.
STOCK APPRECIATION RIGHTS

8.1            Committee Action. The Committee acting in its sole and absolute discretion shall have the right to grant Stock Appreciation Rights to Participants under the Plan from time to time, but the Committee shall not (subject to Section 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the SAR Value of any outstanding Stock Appreciation Rights absent approval of the Company’s shareholders or to effect a cash buyout of any outstanding Stock Appreciation Rights that has a SAR Value per Ordinary Share in excess of the then-current Fair Market Value per Ordinary Share on which the right to appreciation is based. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement.

8.2            Terms and Conditions. Each Stock Appreciation Right shall be evidenced by an Award Agreement, and such Award Agreement shall set forth the number of Ordinary Shares on which the Participant’s right to appreciation shall be based and the SAR Value of each Ordinary Share. Such SAR Value shall be no less than the Fair Market Value of an Ordinary Share on the date that the Stock Appreciation Right is granted. The Award Agreement shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Award Agreement shall make a Stock Appreciation Right exercisable on or after the date that is the 10th anniversary of the date such Stock Appreciation Right is granted.

8.3            Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of an Ordinary Share on which the right to appreciation is based exceeds the SAR Value for such Ordinary Share, and the payment due on exercise shall be based on such excess with respect to the number of Ordinary Shares to which the exercise relates. A Participant upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Ordinary Shares issued under the Plan, or in a combination of cash and Ordinary Shares, and the number of Ordinary Shares issued shall be based on the Fair Market Value of an Ordinary Share on the date the Stock Appreciation Right is exercised. The Committee acting in its sole and absolute discretion shall have the right to determine the form and time of any payment under this Section 8.3.

SECTION 9.
OTHER AWARDS

9.1            Committee Action. The Committee acting in its sole and absolute discretion shall have the right to grant RSU Awards, PSU Awards, Stock Awards and Cash Bonus Incentives to Participants.

9.2            Terms and Conditions.

(a)            RSU Awards. Each RSU Award shall be evidenced by an Award Agreement. The Award Agreement shall set forth the number of Ordinary Shares to which the RSU Award relates, the conditions to vesting (including service-based vesting conditions) and settlement of the RSU Award, and the other terms and conditions determined by the Committee to be appropriate.

(b)            PSU Awards. Each PSU Award shall be evidenced by an Award Agreement. The Award Agreement shall set forth the number of Ordinary Shares to which the PSU Award relates, the conditions to vesting (including performance-based and service-based vesting conditions) and settlement of the PSU Award, and the other terms and conditions determined by the Committee to be appropriate.

(c)            Stock Awards. Each Stock Award shall be evidenced by an Award Agreement. The Award Agreement shall set forth the number of Ordinary Shares to which the Stock Award relates, the conditions to vesting (including service-based and/or performance-based vesting conditions), and the other term and conditions determined by the Committee to be appropriate. Each Ordinary Share subject to a Stock Award shall not be available for re-issuance under Section 3 until such time, if any, as such Ordinary Share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition. The Company shall have the right to condition the issuance of Ordinary Shares pursuant to a Stock Award on the Participant first signing an irrevocable stock power in favor of the Company with respect to the forfeitable Ordinary Shares issued to such Participant in order for the Company to effect any forfeiture called for under the related Award Agreement.

(d)            Cash Bonus Incentive. Each Cash Bonus Incentive shall be evidenced by an Award Agreement. The Award Agreement will set forth the amount of cash that is subject to the Cash Bonus Incentive, the conditions to vesting (including performance-based and/or service-based vesting conditions), and the other terms and conditions determined by the Committee to be appropriate.

9.3            Dividends; Voting Rights.

(a)            Cash Dividends. To the extent set forth in an Award Agreement (and to the extent permitted by Applicable Law and the Constitution with regard to the declaration and making of dividends), if a dividend is paid in cash on Ordinary Shares while an RSU Award, PSU Award or Stock Award is outstanding: (i) in the case of a Stock Award, the Company shall hold such cash dividend subject to the same vesting conditions that apply to the related Stock Award and pay such dividend to the Participant only upon satisfaction of such conditions and (ii) in the case of an RSU Award or PSU Award, the Company (A) may credit a cash dividend equivalent to such cash dividend subject to the same vesting and settlement conditions that apply to the related RSU Award or PSU Award and pay such cash dividend equivalent to the Participant only upon satisfaction of such conditions or (B) may provide that the number of Ordinary Shares subject to the RSU Award or PSU Award shall be automatically increased by the number of Ordinary Shares that could be purchased with the dividends paid on an equivalent number of outstanding Ordinary Shares, which incremental number of Ordinary Shares shall be subject to the same vesting and settlement conditions that apply to other Ordinary Shares subject to the corresponding RSU Award or PSU Award and will be delivered only upon satisfaction of such conditions.

(b)            Voting. Except as otherwise set forth in an Award Agreement (and to the extent permitted by Applicable Law and the Constitution), a Participant shall have the right to vote the Ordinary Shares issued under a Stock Award during the period that comes after such Ordinary Shares have been issued but before the first date that the Participant’s interest in such Ordinary Shares (i) is forfeited completely or (ii) becomes completely non-forfeitable. A Participant shall not have the right to vote the shares underlying an RSU Award or PSU Award unless and until such Ordinary Shares are issued to the Participant in settlement of the award.

SECTION 10.
NON-TRANSFERABILITY

10.1            Void Transfers. In general, any Transfer or purported Transfer of an Award or of Ordinary Shares issued under the Plan in violation of the Plan or the Constitution will be null and void, will have no force or effect, and the Company will not register in its records any such purported Transfer.

10.2            Permitted Transfers. A Participant may not Transfer (absent the Committee’s prior written consent) an Award or an interest in an Award other than (i) a Transfer on the Participant’s death by will or by the laws of descent and distribution, and (ii) Transfers of vested Ordinary Shares after the period of restrictions have lapsed or been removed and the Ordinary Shares have been issued to the Participant, subject to compliance with the Constitution, the Company’s insider trading policy and Applicable Law.

10.3            Exercise by Participants. Any Option or Stock Appreciation Right shall (absent the Committee’s prior written consent) be exercisable during a Participant’s lifetime only by the Participant; provided, however, that no Option will be transferred for value.

10.4            Transfers Upon Death. The person or persons to whom an Award is transferred by will or by the laws of descent and distribution (or with the Committee’s prior written consent) thereafter shall be treated as the Participant solely for that particular Award.

SECTION 11.
SECURITIES REGISTRATION

As a condition to the receipt of Ordinary Shares under the Plan, the Participant shall, if so requested by the Company, agree to hold such Ordinary Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer for sale any of such Ordinary Shares unless a registration statement shall be in effect with respect to such Ordinary Shares under the Securities Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Ordinary Shares transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Ordinary Shares Grant may at the sole and absolute discretion of the Company bear a legend to the effect that such Ordinary Shares has not been registered under the Securities Act or any applicable state securities law and that such Ordinary Shares cannot be sold or offered for sale in the absence of an effective registration statement as to such Ordinary Shares under the Securities Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

SECTION 12.
LIFE OF PLAN

No Award may be granted under the Plan after the 10th anniversary of the Effective Time, in which event the Plan otherwise thereafter shall continue in effect until no Awards granted prior to such 10th anniversary remain outstanding.

SECTION 13.
ADJUSTMENT

13.1            Corporate Transactions. In the event of a merger, consolidation, acquisition of property or shares (including acquisitions by the Company of its Ordinary Shares), share rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of an Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee may in its sole and absolute discretion make such substitutions or adjustments as it deems appropriate and equitable to (a) the limits set forth in Sections 3.1 and 3.4; (b) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan; (c) the number and kind of shares or other securities subject to outstanding Awards; (d) the performance goals applicable to outstanding Awards; and (e) the exercise price of outstanding Awards. In the event of a Corporate Transaction, such adjustments may include (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole and absolute discretion (it being understood that in the event of a Corporate Transaction with respect to which holders of Ordinary Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Ordinary Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall be deemed conclusively valid); (ii) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Ordinary Shares subject to outstanding Awards; or (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Affiliate, or division or by the entity that controls such Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

13.2            Changes in Capital Structure. In the event of a share dividend, share split, reverse share split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (a) the limits set forth in Sections 3.1 and 3.4; (b) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan; (c) the number and kind of shares or other securities subject to outstanding Awards; (d) the performance goals applicable to outstanding Awards; and (e) the exercise price of outstanding Awards.

13.3            Section 409A of the Code. This Section shall apply to Participants on a United States-based payroll or otherwise subject to taxation in the United States. Any adjustments made pursuant to this Section 13 to Awards that are considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 13 to Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (a) the Awards continue not to be subject to Section 409A of the Code or (b) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

SECTION 14.
CHANGE IN CONTROL

14.1            General. Subject to Section 13 and notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 14 shall apply to Awards, except to the extent the Committee specifically provides otherwise in an Award Agreement.

14.2            Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:

(a)            the applicable performance goals for any performance-based Award shall be deemed achieved at the greater of (i) the applicable target level and (ii) the level of achievement as determined by the Committee, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined, which date shall not be later than the end of the applicable performance period; and

(b)            after giving effect to Section 14.2(a), all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other Awards shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 14.3 (any award meeting the requirements of Section 14.3, a “Replacement Award”) is provided to the Participant pursuant to Section 13 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”).

14.3            Replacement Awards. An Award shall meet the conditions of this Section 14.3 (and hence qualify as a Replacement Award) if: (a) it is of the same type as the Replaced Award; (b) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole and absolute discretion consistent with Section 13; (c) it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control, if the underlying Replaced Award was an equity-based award; (d) it contains vesting and forfeiture terms (including with respect to vesting schedule and a termination of service) that are not less favorable to the Participant than those of the Replaced Award (taking into account the rights on termination of service set forth in Section 14.4, as applicable); and (e) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination of whether the conditions of this Section 14.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole and absolute discretion.

14.4            Termination of Service. Notwithstanding any other provision of the Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a termination of service of a Participant by the Company other than for cause (as defined in the applicable Award Agreement) or by the Participant for “good reason” (if and to the extent such term is included, and defined, in the applicable Award Agreement) within 24 months following a Change in Control, (a) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full, and (b) any Non-ISO or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such termination of service may thereafter be exercised until the expiration of the stated full term of such Non-ISO or Stock Appreciation Right.

SECTION 15.
AMENDMENT OR TERMINATION

The Committee or the Board may amend, alter, or discontinue the Plan or any Award, provided that no amendment, alteration or discontinuation shall be made that would materially impair the rights of an Participant with respect to a previously granted Award without such Participant’s consent, except to the extent necessary to comply with Applicable Law, including Section 409A of the Code, applicable stock exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Law or applicable stock exchange listing standards. For the avoidance of doubt, any action taken by the Committee pursuant to Section 13 shall not be considered an amendment, alteration or discontinuation for purposes of the Plan.

SECTION 16.
DATA PRIVACY

16.1            Data Privacy.

(a)            Compliance with Applicable Data Protection Laws. In administering the Plan, the Company shall comply with any Applicable Law that govern or otherwise apply to personal data processed in connection with the Plan, including the General Data Protection Regulation (Regulation (EU) No 2016/679) (the “GDPR”) and the Irish Data Protection Act 2018 (the “DPA”), in each case as amended, supplemented or replaced from time to time.

(b)            Information Notice. Before an individual becomes a Participant in the Plan, the Company (or the Committee on its behalf) shall make available to the relevant Participant a privacy notice, which provides information in relation to the processing of personal data in connection with the Plan and complies with the transparency requirements of the GDPR and the DPA.

(c)            Acknowledgement of Receipt of Transparency Notice. It shall be a term and condition of participation in the Plan that a Participant acknowledges the receipt of the information provided in accordance with this Section 16 and that he or she has read and understood the privacy notice provided to him or her.

(d)            Engagement of Processors. If the Company engages any other party to process personal data on its behalf in connection with the Plan and / or any Awards, the Company shall enter into an agreement with that party in accordance with Article 28 of the GDPR prior to the processing taking place.

(e)            International Transfers. The Company shall not transfer any personal data, processed in connection with the Plan and / or any Awards, outside the European Economic Area other than in accordance with the GDPR, including by implementing an appropriate safeguarding mechanism and conducting a transfer risk assessment (if required).

16.2            Electronic Communication. Any document required to be delivered under the Plan, including under Applicable Law, may be delivered in writing or electronically. Signature also may be electronic if permitted by the Company.

SECTION 17.
MISCELLANEOUS

17.1            Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award prior to the actual delivery of the Ordinary Shares subject to such Award to such Participant.

17.2            Additional Compensation Arrangements; No Contract of Employment. Nothing contained in the Plan shall prevent or limit the Company or any Affiliate from adopting other or additional compensation arrangements for any employee, director or other service provider. The Plan shall not constitute a contract of employment including compensation under any such contract, and adoption of the Plan or the grant of Awards shall not confer upon any Participant any right to continued employment or service or grant of future Awards, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment or service of any Participant at any time. Participation in the Plan is voluntary and at the sole and absolute discretion of the Company. The Plan shall not be deemed to constitute part of an Eligible Employee’s terms and conditions of employment or compensation under it.

17.3            Withholding; Taxes. Each Award shall be made subject to the condition that the Participant consents to the deduction by the Company or any Affiliate, or agrees to make provision satisfactory to the Company or any Affiliate, to satisfy the applicable statutory federal, state, local and/or non-U.S. tax withholding requirements (including any social security contributions or similar liabilities), if any, including up to the maximum permissible statutory tax rate that the Company or any Affiliate determines are applicable to such Award (including the grant, exercise, vesting and/or settlement of the Award). No withholding shall be effected under the Plan that exceeds the maximum statutory withholding that the Company or any Affiliate is required to make pursuant to any applicable withholding obligations. Where a Participant tenders Shares to the Company or any Affiliate to the extent permitted under this Plan, the Participant must pay to the Company or the Affiliate in advance an amount equal to any tax or duty arising on the delivery of the Shares to the Company or the Affiliate.

17.4            Compensation Recoupment Policy. All Awards and all payments made under the Plan shall be subject to (a) the requirements of Applicable Law, (b) any compensation recoupment or “clawback” policy of the Company providing for the recovery of compensation, as such policy is in effect from time to time, and (c) any “clawback” provisions in a Participant’s terms of employment (as applicable) as may be adopted from time to time by the Company, all to the extent determined by the Committee in its sole and absolute discretion to be applicable to a Participant. By accepting the grant of any Award hereunder, each Participant shall be deemed to agree to be bound by such policy to the extent applicable.

17.5            Trading Policy. Transactions involving Awards shall be subject to the Company’s insider trading policy and other restrictions, term, conditions and policies, as may be established by the Company (including the Board and / or a committee thereof) from time to time as may be required by Applicable Law.

17.6            Construction. All references to sections (Section) are to sections of the Plan unless otherwise indicated. Each term set forth in Section 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of the Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. All references to Applicable Law shall be deemed to include any amendments to such laws and any successor provisions to such laws. Finally, if there is any conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan shall prevail.

17.7            Other Conditions. Each Award may require that a Participant (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Ordinary Shares subject to any other Award) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement that restricts the transfer of Ordinary Shares so acquired or provides for the redemption of such Ordinary Shares by the Company. Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall not be required to issue or deliver any Ordinary Shares (whether in certificated or book entry form) under the Plan prior to fulfillment of both of the following conditions: (a) any registration or other qualification of such Ordinary Shares of the Company under any applicable state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its sole and absolute discretion upon the advice of counsel, deem necessary or advisable; and (b) obtaining any other consent, approval, or permit from any applicable state or federal governmental agency that the Committee shall, in its sole and absolute discretion, determine to be necessary or advisable.

17.8            Other Governing Documents. The Committee may require a Participant, as a condition to receiving Ordinary Shares under the Plan, to sign any additional documentation as reasonably required by the Committee for compliance with Applicable Law and orderly administration of the Plan.

17.9            Section 409A. This Section shall apply to Participants on a United States-based payroll or otherwise subject to taxation in the United States. The Plan and the Awards hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that otherwise would be payable by reason of such Participant’s “separation from service” (within the meaning of Section 409A of the Code) during the six-month period immediately following such separation from service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s separation from service or any earlier date permitted by Section 409A of the Code. If the Participant dies following the separation from service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

17.10            Relationship to Other Benefits. No payment of benefit under the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or arrangement.

17.11            Choice of Law and Venue. The Plan, all Awards granted thereunder, and all determinations made and actions taken pursuant hereto, shall be governed by and interpreted in accordance with the laws of Ireland without giving effect to principles of conflicts of law. Eligible Individuals irrevocably consent to the nonexclusive jurisdiction and venue of the courts of Ireland.

17.12            Indemnification.

(a)            Subject to section 235 of the Companies Act and other Applicable Law, each person who is or was a member of the Board, the Committee, or a committee of the Board or an Officer of the Company to whom authority to administer the Plan was delegated in accordance with the Plan, will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute; provided, however, that such person will give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

(b)            The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Constitution, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.13            Electronic Communication. Any document required to be delivered under the Plan, including under Applicable Law, may be delivered in writing or electronically. Signature also may be electronic if permitted by the Company.

17.14            Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

17.15            Plan Expenses. All expenses and costs in connection with the operation of the Plan shall be borne by the Company or an Affiliate and no part thereof shall be charged against Awards or to Participants.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute the Plan to evidence its adoption of the Plan.

SMURFIT WESTROCK PLC

By:
Date:	[ ],2024